UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2006

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND                            1-13589                      36-4173047

(State or other jurisdiction of                (Commission File (I.R.S. Employer

incorporation or organization)               Number) Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois                              60601

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 15, 2006, Prime Group Realty Trust (the “Company”) announced its consolidated financial results for the fourth quarter and year ended December 31, 2005. The Press Release will be available on the Company’s Internet website (www.pgrt.com) and will also be available upon request as specified therein.

Copies of the Company’s fourth quarter and year ended December 31, 2005 earnings press release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference. The information contained in this current report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, or into any proxy statement or other report filed by the Company under the Securities Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements

None

(b)	Exhibits:

Exhibit No.	Description

99.1	Prime Group Realty Trust Fourth Quarter and Year Ended December 31, 2005 Earnings Press Release dated March 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

By: /s/ Jeffrey A. Patterson
Jeffrey A. Patterson
Dated: March 14, 2006	President and Chief Executive Officer

Exhibit 99.1

Tuesday, March 15, 2006

PRIME GROUP REALTY TRUST REPORTS FOURTH QUARTER AND YEAR 2005 RESULTS

CHICAGO, Illinois. March 15, 2006 – Prime Group Realty Trust (NYSE: PGEPRB) (the ”Company”) announced its results today for the fourth quarter and year ended December 31, 2005. Net loss available to common shareholders, after the allocation of $2.25 million to the preferred shareholders, was $0.1 million or $0.42 per share for the fourth quarter of 2005, as compared to a net loss of $0.8 million or $0.03 per share reported for the fourth quarter of 2004. The increase in net loss per share is primarily due to the change in the number of common shares outstanding as a result of the Company’s acquisition by an affiliate of The Lightstone Group, LLC on July 1, 2005 (the “Acquisition”).

The $0.7 million decrease in net loss was principally the result of the allocation of gains and losses to our parent company, via minority interest, as a result of the recent Acquisition.

Revenue for the fourth quarter was $24.9 million, an increase of $0.5 million from fourth quarter 2004 revenue of $24.4 million, principally due to the increase of $0.4 million in tenant reimbursements. Excluding $0.7 million of amortization of above-market and below-market lease values resulting from the Acquisition, recorded as a reduction of revenue, fourth quarter 2005 revenue increased $1.2 million over 2004.

The results of our operations, before minority interest, were affected by:

•	a $5.4 million increase in depreciation and amortization primarily attributable to the revaluation to fair value of tangible and intangible assets as a result of the Acquisition;
•	a $0.7 million increase in property operating expenses primarily due to increased real estate taxes and repairs and maintenance; and
•

a $0.7 million increase in the non-cash allocation of losses from investments in unconsolidated joint ventures which are primarily attributable to increased depreciation and amortization related to the revaluation to fair value of assets as a result of the Acquisition.

Partially offset by:

•	a $1.1 million decrease in strategic alternative costs primarily due to the completion of the Acquisition;
•	a $1.1 million decrease in general and administrative costs as a result of lower salaries and benefits expense and legal costs; and
•	a $0.4 million increase in tenant reimbursement revenues.

Net loss available to common shareholders, after the allocation of $9.0 million to the preferred shareholders, was $24.3 million or $2.03 per share for the year 2005, as compared to a net loss of $20.4 million or $0.86 per share reported for the year 2004.

The $3.9 million increase in net loss was principally the result of the allocation of gains and losses to our parent company, via minority interest, as a result of the recent Acquisition.

Revenue for the year 2005 was $96.7 million, a decrease of $1.9 million from 2004 revenue of $98.6 million, principally due to the $1.8 million amortization of above-market and below-market lease values resulting from the Acquisition.

The results of our operations, before minority interest, were affected by:

•	a $10.5 million increase in depreciation and amortization primarily attributable to the revaluation to fair value of tangible and intangible assets as a result of the Acquisition;
•	a $7.9 million increase in strategic alternative costs primarily due to previously settled litigation; and
•	a $2.5 million increase in property operating expenses primarily due to increased real estate taxes and repairs and maintenance.

Partially offset by:

•	a $2.7 million decrease in general and administrative costs as a result of lower salaries and benefits expense and legal costs; and
•	a $1.9 million decrease in the non-cash allocation of losses from investments in unconsolidated joint ventures which are primarily attributable to increased average occupancy at Citadel Center.

About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 10 office properties containing an aggregate of 3.8 million net rentable square feet, one industrial property comprised of approximately 120,000 square feet, three joint venture interests in office properties totaling 2.6 million net rentable square feet, and approximately 6.3 acres of land suitable for new construction. To learn more, visit the company website at www.pgrt.com.

Prime Group Realty Trust is owned and controlled by the Lightstone Group. Founded in 1988 and headquartered in Lakewood, New Jersey, The Lightstone Group is ranked among the 25 largest real estate companies in the industry with a diversified portfolio of over 12,000 residential units as well as office, industrial and retail properties totaling approximately 29 million square feet of space in 26 states, the District of Columbia and Puerto Rico. The Lightstone Group and its affiliates employ more than 1,000 staff and professionals and maintains regional offices in New York, Maryland, Illinois and Virginia. The Lightstone Group has acquired in excess of $2 billion in real estate since 2004.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

Contact:
Jeffrey A. Patterson	Paul G. DelVecchio
President and Chief Executive Officer	Senior Vice President—Capital Markets
312/917-1300	312/917-1300

PRIME GROUP REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months	Three months
	ended	ended
	December 31	December 31
	2005	2004
	(dollars in thousands except per share amounts)
Revenue:
Rental	$13,927	$13,831
Tenant reimbursements	8,751	8,360
Other property revenues	822	766
Services Company revenue	1,367	1,422
Total revenue	24,867	24,379

Expenses:
Property operations	6,726	6,282
Real estate taxes	5,374	5,104
Depreciation and amortization	10,593	5,167
General and administrative	1,558	2,686
Services Company operations	1,119	824
Severance costs	31	–
Strategic alternative costs	–	1,058
Total expenses	25,401	21,121
Operating (loss) income	(534)	3,258
Loss from investments in unconsolidated joint ventures	(4,236)	(3,581)
Interest and other income	516	75
Interest:
Expense	(6,793)	(5,966)
Amortization of deferred financing costs	(25)	(414)
Accretion of mortgage note payable	446	–
Loss from continuing operations before minority interests	(10,626)	(6,628)
Minority interests	12,763	1,041
Income (loss) from continuing operations	2,137	(5,587)
Discontinued operations, net of minority interests of $(1,827) and $(964) for the three months ended December 31, 2005 and 2004, respectively	16	7,412
Income before loss on sales of real estate	2,153	1,825
Loss on sales of real estate, net of minority interests of $193 and $53 for the three months ended December 31, 2005 and 2004, respectively	(2)	(397)
Net income	2,151	1,428
Net income allocated to preferred shareholders	(2,250)	(2,250)
Net loss available to common shareholders	$(99)	$(822)

Basic and diluted earnings available to common shares per weighted-average common share:
Loss from continuing operations	$(0.48)	$(0.32)
Discontinued operations, net of minority interests	0.07	0.31
Loss on sales of real estate, net of minority interests	(0.01)	(0.02)
Net loss available per weighted-average common share of beneficial interest – basic and diluted	$(0.42)	$(0.03)

PRIME GROUP REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year	Year
	ended	ended
	December 31	December 31
	2005	2004
	(dollars in thousands except per share amounts)
Revenue:
Rental	$53,658	$55,163
Tenant reimbursements	35,204	35,564
Other property revenues	3,697	3,513
Services Company revenue	4,174	4,374
Total revenue	96,733	98,614

Expenses:
Property operations	26,304	25,028
Real estate taxes	22,193	20,927
Depreciation and amortization	30,052	19,534
General and administrative	7,708	10,426
Services Company operations	4,062	3,768
Severance costs	394	322
Strategic alternative costs	10,288	2,374
Total expenses	101,001	82,379
Operating (loss) income	(4,268)	16,235
Loss from investments in unconsolidated joint ventures	(13,022)	(14,878)
Interest and other income	2,596	1,617
Interest:
Expense	(25,368)	(25,106)
Amortization of deferred financing costs	(1,288)	(1,616)
Accretion of mortgage note payable	927	−
Loss from continuing operations before minority interests	(40,423)	(23,748)
Minority interests	26,335	3,766
Loss from continuing operations	(14,088)	(19,982)
Discontinued operations, net of minority interests of $(1,895) and $(1,181) in 2005 and 2004, respectively	(10,235)	9,092
Loss before gain (loss) on sales of real estate	(24,323)	(10,890)
Gain (loss) on sales of real estate, net of minority interests of $(954) and $64 in 2005 and 2004, respectively	9,071	(493)
Net loss	(15,252)	(11,383)
Net income allocated to preferred shareholders	(9,000)	(9,000)
Net loss available to common shareholders	$(24,252)	$(20,383)

Basic and diluted earnings available to common shares per weighted-average common share:
Loss from continuing operations	$(1.93)	$(1.22)
Discontinued operations, net of minority interests	(0.86)	0.38
Gain (loss) on sales of real estate, net of minority interests	0.76	(0.02)
Net loss available per weighted-average common share of beneficial interest – basic and diluted	$(2.03)	$(0.86)

PRIME GROUP REALTY TRUST

CONSOLIDATED BALANCE SHEETS

	December 31 2005	December 31 2004
Assets	(dollars in thousands, except share and per share amounts)
Real estate:
Land	$92,220	$111,770
Building and improvements	335,951	443,066
Tenant improvements	43,200	54,325
Furniture, fixtures and equipment	521	9,898
	471,892	619,059
Accumulated depreciation	(11,142)	(94,252)
	460,750	524,807
In-place lease value, net	39,912	–
Above-market lease value, net	30,638	–
Property under development	1,501	1,588
	532,801	526,395

Property held for sale	–	67,133
Investments in unconsolidated entities	111,197	26,088
Cash and cash equivalents	17,609	71,731
Receivables, net of allowance for doubtful accounts of $1,086 and $1,985 at December 31, 2005 and December 31, 2004, respectively:
Tenant	1,915	593
Deferred rent	2,184	16,809
Other	1,724	2,161
Restricted cash escrows	96,654	40,232
Deferred costs, net	5,220	13,441
Other	2,617	2,780
Total assets	$771,921	$767,363

Liabilities and Shareholders’ Equity
Mortgage notes payable	$452,965	$384,855
Mortgage notes payable related to property held for sale	–	42,590
Liabilities related to property held for sale	–	6,188
Accrued interest payable	1,796	1,324
Accrued real estate taxes	22,389	22,458
Accrued tenant improvement allowances	11,792	4,266
Accounts payable and accrued expenses	6,527	8,695
Liabilities for leases assumed	7,618	9,957
Below-market lease value, net	16,195	–
Deficit investment in unconsolidated entity	–	4,087
Dividends payable	2,250	2,250
Other	9,136	16,115
Total liabilities	530,668	502,785
Minority interests:
Operating Partnership	135,851	19,154
Shareholders’ equity:
Preferred Shares, $0.01 par value; 30,000,000 shares authorized:
Series B – Cumulative Redeemable Preferred Shares, 4,000,000 shares designated, issued and outstanding	40	40
Common Shares, $0.01 par value; 100,000,000 shares authorized; 236,483 and 23,671,996 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively	2	236
Additional paid-in capital	106,239	381,293
Accumulated other comprehensive income (loss)	2	(468)
Distributions in excess of earnings	(881)	(135,677)
Total shareholders’ equity	105,402	245,424
Total liabilities and shareholders’ equity	$771,921	$767,363